UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 28, 2018

XSPORT GLOBAL, INC.
(Exact name of registrant as specified in its charter)
(Formerly known as HeadTrainer, Inc.)

Wyoming	80-0873491
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1800 Camden Road, #107-196, Charlotte, NC	28203
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(980) 875-4199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On August 28, 2018, XSport Global, Inc., a Wyoming corporation (the “Company”) entered into a stock purchase agreement (the “Agreement”) whereby the Company agreed to acquire all of the outstanding capital stock (the “Shares”) of Shift Now, Inc., a North Carolina corporation (“Shift Now”).  The purchase price for the Shares was 700,000 shares of our common stock, par value $0.001 per share (the “Common Stock”) and $30,000 consisting of two promissory notes for $15,000 each (the “Notes”). The first promissory note for $15,000 is to be delivered at closing and due within 12 months of the closing. The second promissory note for $15,000 is to be delivered to the Seller no later than the 12 month anniversary of the closing and due within 12 months after issuance. Additionally, the Company assumed the Shift Now’s existing line of credit made in favor of American National Bank in the current amount of $100,000.

Also on August 28, 2018, the Company entered into an employment agreement (the “Employment Agreement”) with Kristi Griggs, the former principal shareholder of Shift Now (the “Employee”) to serve as Executive Vice President of the Company’s Shift Now Division.  The Employment Agreement provides that upon consummation of the Merger, Employee shall be entitled to receive a salary of $100,000 per year plus a bonus of 5% of net revenue of clients managed by Employee or 1.5% of total gross revenues of Shift Now to be paid on the last pay period of the month for the prior month’s activity.  Additionally, the Company shall issue the Employee 150,000 shares of Common Stock at the 12-month anniversary of execution of the Employment Agreement. Employee shall receive an additional 150,000 shares of Common Stock upon the 24-month anniversary of the Employment Agreement.  The Employee may receive severance of the greater of six months’ salary or $50,000 upon termination of the Employment Agreement and shall be entitled to retain all equity ownership earned as of the date of termination.

The foregoing descriptions of the Agreement, the Notes and the Employment Agreement are qualified in their entirety by reference to such documents  which are filed hereto as Exhibits 10.1, 10.2 and 10.3 respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

We claim an exemption from the registration requirements of the Securities Act, for the private placement of these securities pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, Buyer is an accredited investor, Buyer acquired the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Kristi Griggs Employment Agreement dated August 28, 2018

10.2	Form of Promissory Note

10.3	Stock Purchase Agreement dated August 28, 2018, by and between XSport Global, Inc. and Kristi Griggs

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XSPORT GLOBAL, INC.

Date: September 5, 2018	By:	/s/ Robert Finigan, Jr.
Robert Finigan Jr. Chief Executive Officer